Exhibit 10.4

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made and entered into this 2nd day of March, 2015 (the “Effective Date”), by and among, Musclepharm Corporation, a Nevada Corporation (“MP”), and INI Parent, Inc., a Delaware corporation (the “Company”). This Agreement shall become effective on the Effective Date (as defined below).

RECITALS

A. On the date hereof, MP and the Company are entering into a Warrant Purchase Agreement (the “Warrant Agreement”), pursuant to which the Company is issuing to MP a warrant (the “Warrant”) to purchase shares of the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”), as more fully described in the Warrant Agreement.

B. All capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Warrant Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, MP and the Company hereby covenant and agree as follows:

1.                  MP Purchase Option. At any time on or prior to June 30, 2016 (the “Option Period”), subject to the provisions in this Agreement and assuming the Exercise Conditions remain capable of being satisfied, MP shall have the right (the “Option”) to purchase all of the remaining outstanding shares of the Company’s Common Stock MP does not own after giving effect to the exercise of the Warrant (and not less than all) on a Fully-Diluted Basis, based on an enterprise value, representing the aggregate value of 100% of the Company, equal to Two Hundred Million Dollars ($200,000,000) in cash (the “Purchase Price”); provided that a condition to the exercise of the Option shall be the execution, delivery and consummation of the transaction contemplated by the Warrant Agreement. Such purchase shall be consummated pursuant to a definitive merger agreement that shall be typical for transactions of this nature and which shall be reasonably negotiated by MP and the Company, pursuant to which, among other things, the Company would merge with a subsidiary of MP and survive the merger as a wholly-owned subsidiary of MP (the “Merger”). To exercise the Option, the Company must deliver written notice of its exercise of the Option (the “Notice”) at least three (3) months prior to the date of the consummation of the Merger. For purposes of clarification, MP must deliver a Notice to the Company no later than the date that is fifteen (15) months after the Effective Date.

2.                  Closing. The closing of the Merger (the “Option Closing”) shall occur, if at all, at the offices of McDermott, Will & Emery as soon as practicable but in no event later than three (3) months after the Notice has been delivered to the Company, provided, that, the other conditions to the Closing have been satisfied.

3.                  Deliveries by MP. At the Option Closing, MP shall deliver the following to the Company:

(a)                an executed copy of the Notice of Exercise;

(b)               the Aggregate Exercise Price;

(c)                the Purchase Price; and

(d)               such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

4.                  Deliveries by the Company. At an Option Closing, the Company shall deliver the following to MP:

(a)                a certificate of an officer of the Company certifying, as of the date of an Option Closing, attached copies of resolutions of the board of directors and shareholders of the Company, approving and authorizing the Merger at the Option Closing; and

(b)               such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

5.                  Representations and Warranties of the Company. The Company represents and warrants to MP as of the Effective Date and as of the Option Closing, as follows:

(a)                Organization, Standing and Authority. The Company is an entity which is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement and the documents to be delivered at the Option Closing, and to carry out the transactions contemplated hereby and thereby.

(b)               Approvals. No approval, authorization, registration, consent, order or other action of or filing with any third-party or person, including any court, administrative agency or other government authority, is required for the execution and delivery by the Company of this Agreement and the agreements and documents referred to herein or the performance by the Company of its obligations hereunder or thereunder.

(c)                Capitalization. Set forth on Schedule 1 attached hereto is a true, complete, and accurate capitalization table of the Company as of the date hereof on a fully diluted basis, taking into account all equity interests of the Company issued or outstanding, or issuable upon conversion or exchange of any security, and any rights, options, or warrants or other agreements to acquire any such equity interests.

6.                  Representations and Warranties of MP. MP represents and warrants to the Company as of the Effective Date and as of the Option Closing, as follows:

(a)                Organization, Standing and Authority. MP is an entity which is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. MP has all requisite power and authority, without the consent of any other person, to execute and deliver this Agreement and the documents to be delivered by such party at the Option Closing, if any, and to carry out the transactions contemplated hereby and thereby.

(b)               Approvals. No approval, authorization, registration, consent, order or other action of any third-party or person or filing with any third-party or person, including any court, administrative agency or other government authority, is required for the execution and delivery by MP of this Agreement and the agreements and documents referred to herein or the performance by MP of its obligations hereunder or thereunder.

7.                  Covenants.

(a)                From April 1, 2015, through the earlier of (i) the expiration of Option Period or (ii) the Option Closing, the Company shall make all books, records, and documents of the Company relating to it and its business available for inspection by MP or MP’s business, legal, and financial advisors upon reasonable advance notice, subject to reasonable limitations required by the Company for competition purposes or as required by confidentiality obligations imposed on the Company by third parties.

(b)               During the period from the date hereof until the until the earlier of (i) the expiration or termination of this Agreement, and (ii) the Option Closing (assuming MP exercises the Option), except with the prior consent of MP (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, directly or indirectly declare or pay any cash dividend.

8.                  General Provisions.

(a)                Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in accordance with the terms of Section 14 of the Warrant Agreement.

(b)               Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which together constitute one and the same instrument.

(c)                Entire Transaction. This Agreement, the Warrant Agreement and the agreements and documents referred to herein and therein is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(d)               Captions. The titles and captions of the Sections and other provisions of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(e)                Amendments and Waiver. Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated without the prior written consent of the Company and MP to such action. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(f)                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, provided that neither party shall have the right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the other party.

(g)               Announcements. The Parties to this Agreement shall not disclose to others the fact that this Agreement has been entered into or any of the terms of this Agreement, without the written approval of the other Parties hereto.

(h)               No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto.

(i)                 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(j)                 Governing Law. This Agreement is to be construed and enforced in accordance with and governed by the laws of the State of Delaware and without regard to the principles of conflicts of law of such state.

(k)               Exclusive Venue. THIS AGREEMENT, AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE DISTRICT OF DELAWARE OR THE DELAWARE COURT OF CHANCERY IN NEW CASTLE COUNTY, DELAWARE (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE.

(l)                 Mutual Waiver of Jury Trial. THE PARTIES EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY AND MP EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(m)             Construction. Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(n)               Fees and Expenses. All reasonable fees and expenses (including, without limitation, legal, auditing and accounting fees, costs and expenses) incurred by MP in connection with considering, pursuing, negotiating, documenting and consummating this Agreement and the transaction contemplated hereby shall be borne and paid by MP.

(o)               Termination. If the Warrant Agreement is terminated, this Agreement shall automatically terminate and be of no force or effect.

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IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed all as of the date first written above.

MP:	Company:
MUSCLEPHARM CORPORATION	INI PARENT, INC.

By:	By:
Name:	Name:
Title:	Title: